UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 Third Avenue, Suite 1505, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 490-3100

N/A
(Former name or former address, if changed since last report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 14, 2007, Industrial Enterprises of America, Inc. (the “Company”) and four of its former and current executive officers were named as parties to a class action lawsuit, captioned AnnMarie Mallozzi, et al. v. Industrial Enterprises of America, Inc. et al., which was filed in the United States District Court for the Southern District of New York.  The action purportedly asserts claims on behalf of those persons similarly situated who purchased common stock of the Company between November 14, 2006 and November 8, 2007 (the “Class Period”).

The complaint alleges, among other things, that the Company violated federal securities laws by issuing a series of material misrepresentations and omitting to disclose material information during the Class Period, thereby artificially inflating the price of the Company’s common stock.

The complaint seeks, among other things, (i) the certification of the class action; (ii) an award of compensatory damages and (iii) the payment of reasonable costs and expenses.

The Company believes the allegations contained in the complaint are without merit and intends to vigorously defend this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

December 12, 2007
By:           /s/ John D. Mazzuto
John D. Mazzuto
Chief Executive Officer